AMENDMENT dated as of April 1, 2001, to the Supplements
                    (as hereinafter described) to the Pooling and Servicing Agreement dated as of June 1, 1993, between PROVIDIAN NATIONAL BANK (formerly known as First Deposit National
                    Bank), a national banking association, as Seller and Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

          WHEREAS the Seller, the Servicer and the Trustee have previously entered into (i) the Series 1993-3 Supplement dated as of September 1, 1993, as amended by the First Amended and Restated Series 1993-3 Supplement dated as of June 1, 1995 and the Second Amended and Restated Series 1993-3 Supplement dated as of December 1, 1995, and as further amended by Amendment No. 1 dated as of December 1, 1997 to the Second Amended and Restated Series 1993-3 Supplement and Amendment No. 2 dated as of October 1, 1998 to the Second Amended and Restated Series 1993-3 Supplement (as so amended, the "Series 1993-3 Supplement"), (ii) the Series 1996-1 Supplement dated as of June 1, 1996 (the "Series 1996-1 Supplement"), (iii) the Series 1997-1 Supplement dated as of March 1, 1997 (the "Series 1997-1 Supplement"), (iv) the Series 1997-2 Supplement dated as of March 1, 1997 (the "Series 1997-2 Supplement"), (v) the Series 1997-3 Supplement dated as of June 1, 1997 (the "Series 1997-3 Supplement"), (vi) the Series 1997-4 Supplement dated as of November 1, 1997 (the "Series 1997-4 Supplement"), (vii) the Series 1998-1 Supplement dated as of May 1, 1998, as amended by Amendment No. 1 dated as of June 15, 2000 to the Series 1998-1 Supplement (the "Series 1998-1 Supplement"), (viii) the Series 1999-1 Supplement dated as of June 1, 1999 (the "Series 1999-1 Supplement"), (ix) the Series 1999-2 Supplement dated as of October 1, 1999 (the "Series 1999-2 Supplement"), (x) the Series 2000-1 Supplement dated as of February 1, 2000 (the "Series 2000-1 Supplement"), (xi) the Series 2000-2 Supplement dated as of August 1, 2000 (the "Series 2000-2 Supplement"), and (xii) the Series 2000-3 Supplement dated as of November 1, 2000 (the "Series 2000-3 Supplement") (collectively, the "Supplements");

          WHEREAS, the Seller, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended by AMENDMENT No. 1 dated as of May 1, 1994, AMENDMENT No. 2 dated as of June 1, 1995, AMENDMENT No. 3 dated as of March 1, 1997, AMENDMENT No. 4 dated as of June 1, 1998, AMENDMENT No. 5 dated as of August 1, 1998, AMENDMENT No. 6 dated as of February 1, 2000, Amendment No. 7 dated as of March 1, 2001, Amendment No. 8 dated as of April 1, 2001,and as supplemented by SUPPLEMENTAL AGREEMENT No. 1 dated as of January 1, 1998 (as so amended and supplemented, the "Agreement"); and

          WHEREAS the Seller, the Servicer and the Trustee now wish to amend the Supplements, as set forth herein;

          NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meaning ascribed to them in the respective Supplements or the Agreement, as the case may be.

                                   ARTICLE II

                           AMENDMENTS TO SUPPLEMENTS

          SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meaning ascribed to them in the respective Supplements or the Agreement, as the case may be.

                                   ARTICLE II

                           AMENDMENTS TO SUPPLEMENTS

          SECTION 2.01. Amendment to Section 4.03(b)(ii) of the Series 1996-1 Supplement. The second proviso in Section 4.03(b)(ii) of the Series 1996-1 Supplement is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Eligible Investment has occurred.

          SECTION 2.02. Amendment to Section 4.03(c)(ii) of each of the Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1999-1, Series
1999-2, Series 2000-1, Series 2000-2, and Series 2000-3 Supplements. The second proviso in Section 4.03(c)(ii) of each of the Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1999-1, Series 1999-2, Series 2000-1,
Series 2000-2, and Series 2000-3 Supplements is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Eligible Investment has occurred.

          SECTION 2.03. Amendments to Section 4.04 of the Series 1993-3 Supplement. (a) The proviso in Section 4.04(a)(ii) of the Series 1993-3 Supplement is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Eligible Investment has occurred.

          (b) The proviso in Section 4.04(b)(ii) of the Series 1993-3 Supplement is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Eligible Investment has occurred.

          SECTION 2.04. Amendment to Section 4.08(b) of the Series 1993-3 Supplement. The proviso in Section 4.08(b) of the Series 1993-3 Supplement is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of a Cash Collateral Account Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Cash Collateral Account Investment has occurred.

          SECTION 2.05. Amendment to Section 4.09(b) of each of the Series 1996-1, Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4,
Series 1999-1, Series 1999-2, Series 2000-1, Series 2000-2, and Series 2000-3
Supplements. The proviso in Section 4.09(b) of each of the Series 1996-1, Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1999-1,
Series 1999-2, Series 2000-1, Series 2000-2, and Series 2000-3 Supplements is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Eligible Investment has occurred.

          SECTION 2.06. Amendment to Section 4.10(b) of each of the Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, and Series 1998-1
Supplements. The proviso in Section 4.10(b) of each of the Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, and Series 1998-1 Supplements is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of a Cash Collateral Account Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Cash Collateral Account Investment has occurred.

          SECTION 2.07. Amendment to Section 4.10(b) of each of the Series 1999-2, Series 2000-1, Series 2000-2, and Series 2000-3 Supplements. The proviso in Section 4.10(b) of each of the Series 1999-2, Series 2000-1, Series 2000-2, and Series 2000-3 Supplements is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Eligible Investment has occurred.

          SECTION 2.08. Amendment to Section 4.10 of the Series 1999-1 Supplement. Section 4.10 of the Series 1999-1 Supplement is amended by adding the following paragraph at the end of Section 4.10:

          (d) Notwithstanding anything to the contrary in this Section 4.10, the Seller will not assign to the Trust any Interest Rate Protection Agreement pursuant to this Supplement if such assignment would impair the Trust's status as a qualified special purpose entity for accounting purposes.

          SECTION 2.09. Amendment to Section 4.11 of each of the Series 1996-1, Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1999-2,
Series 2000-1, Series 2000-2, and Series 2000-3 Supplements. Section 4.11 of each of the Series 1996-1, Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1999-2, Series 2000-1, Series 2000-2, and Series 2000-3
Supplements is amended by adding the following paragraph at the end of Section 4.11:

          (d) Notwithstanding anything to the contrary in this Section 4.11, the Seller will not assign to the Trust any Interest Rate Protection Agreement pursuant to this Supplement if such assignment would impair the Trust's status as a qualified special purpose entity for accounting purposes.

          SECTION 2.10. Amendment to Section 4.12 of the Series 1993-3 Supplement. Section 4.12 of the Series 1993-3 Supplement is amended by adding the following paragraph at the end of Section 4.12:

          (f) Notwithstanding anything to the contrary in this Section 4.12, the Seller will not assign to the Trust any Interest Rate Protection Agreement pursuant to this Supplement if such assignment would impair the Trust's status as a qualified special purpose entity for accounting purposes.

          SECTION 2.11. Amendment to Section 4.13(b) of the Series 1993-3 Supplement. The proviso in Section 4.13(b) of the Series 1993-3 Supplement is deleted, and inserted in its place is the following:

          ; provided, however, that the Trustee shall sell, liquidate or dispose of an Interest Rate Protection Funding Account Investment before its maturity, if so directed by the Servicer, if a default by, or a downgrade of, the obligor of such Interest Rate Protection Funding Account Investment has occurred.

          SECTION 2.12. Amendments to Section 4.13(c) of the Series 1998-1 Supplement. (a) The introductory clause of Section 4.13(c) of the Series 1998-1 Supplement is amended to read in its entirety as follows:

          (c) The Seller may at any time during the Revolving Period, at its sole discretion and without the consent of any Series 1998-1
     Certificateholder or any other Person (except to the extent required by Section 4.13(c)(iv)(B)(1)), decrease the outstanding principal amount of Series 1998-1 Certificates, subject to the following conditions:

          (b) Section 4.13(c)(iv) of the Series 1998-1 Supplement is amended to read in its entirety as follows:

          (iv) the Seller shall have delivered to the Trustee an Officer's Certificate, dated the Decrease Date, to the effect that (A) the Seller has, on the date of or within 30 days prior to such decrease, issued a new Series of Certificates, increased the invested amount of a prefunded Series or paired Series or otherwise resecuritized or transferred without recourse in a transaction under the Trust an interest in Receivables in an amount equal to or greater than such decrease and (B) either (1) each Investor Certificateholder whose Invested Amount is to be reduced by such decrease has consented to such decrease or (2) such decrease will otherwise not impair the sales treatment for any Series under generally accepted accounting principles as then in effect.

     SECTION 2.13.  Amendments to Section 6.14 of the Series 1993-3  Supplement.
(a) Section 6.14(a)(i) of the Series 1993-3 Supplement is amended to read in its entirety as follows:

          (i) on or before the fifth Business Day (the "Surrender Notice Date") immediately preceding the date on which such Cancellation is to occur, such Seller shall have delivered to the Trustee, the Liquidity Agent and the Collateral Interest Holder an Officer's Certificate, to the effect that such Seller reasonable believes that such Cancellation will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series.

          (b) Section 6.14(a) of the Series 1993-3 Supplement is further amended by adding the following at the end of such Section 6.14(a):

     Notwithstanding anything to the contrary in this Section 6.14(a), it shall be a condition to any Cancellation under this Section 6.14(a) that the Seller shall have delivered to the Trustee an Officer's Certificate, dated the date of the Cancellation, to the effect that (A) the Seller has, on the date of or within 30 days prior to such Cancellation, issued a new Series of Certificates, increased the invested amount of a prefunded Series or paired Series or otherwise resecuritized or transferred without recourse in a transaction under the Trust an interest in Receivables in an amount equal to or greater than the aggregate Principal Component of the Remarketed Certificates to be surrendered in such Cancellation and (B) either (1) each Investor Certificateholder whose Invested Amount is to be reduced by such Cancellation has consented to such Cancellation or (2) such Cancellation will not impair the sales treatment for any Series under generally accepted accounting principles as then in effect.

          (c) Section 6.14(b)(i) of the Series 1993-3 Supplement is amended to read in its entirety as follows:

          (i) on or before the fifth Business Day (the "Collateral Surrender Notice Date") immediately preceding the date on which such Collateral Cancellation is to occur, such Seller shall have delivered to the Trustee, the Liquidity Agent and the Collateral Interest Holder an Officer's Certificate, to the effect that such Seller reasonable believes that such Collateral Cancellation will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series.

          (d) Section 6.14(b) of the Series 1993-3 Supplement is further amended by adding the following at the end of such Section 6.14(b):

     Notwithstanding anything to the contrary in this Section 6.14(b), it shall be a condition to any Collateral Cancellation under this Section 6.14(b) that the Seller shall have delivered to the Trustee an Officer's Certificate, dated the date of the Collateral Cancellation, to the effect that (A) the Seller has, on the date of or within 30 days prior to such Collateral Cancellation, issued a new Series of Certificates, increased the invested amount of a prefunded Series or paired Series or otherwise resecuritized or transferred without recourse in a transaction under the Trust an interest in Receivables in an amount equal to or greater than the Excess Collateral Invested Amount to be cancelled in such Collateral Cancellation and (B) either (1) each Investor Certificateholder whose Invested Amount is to be reduced by such Collateral Cancellation has consented to such Collateral Cancellation or (2) such Collateral Cancellation will not impair the sales treatment for any Series under generally accepted accounting principles as then in effect.

          SECTION 2.14. Amendment to Section 7.02(a) of each of the Series 1996-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1998-1,
Series 1999-1, Series 1999-2, Series 2000-1, Series 2000-2, and Series 2000-3
Supplements. The last sentence of Section 7.02(a) of each of the Series 1996-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1998-1, Series 1999-1,
Series 1999-2, Series 2000-1, Series 2000-2, and Series 2000-3 Supplements is amended to read in its entirety as follows:

     The Collateral Interest Holder shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process; however the Seller, its Affiliates and agents shall not be entitled to participate as a bidder in such bidding process.

          SECTION 2.15. Amendment to Section 7.02(a) of the Series 1997-1 Supplement. The last sentence of Section 7.02(a) of the Series 1997-1 Supplement is amended to read in its entirety as follows:

     The Seller, its Affiliates and agents shall not be entitled to participate as a bidder in such bidding process.

          SECTION 2.16. Amendment to Section 8.03(a) of the Series 1993-3 Supplement. The last sentence of Section 8.03(a) of the Series 1993-3 Supplement is amended to read in its entirety as follows:

     The Liquidity Banks and the Collateral Interest Holder shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process; however the Seller, its Affiliates and agents shall not be entitled to participate as a bidder in such bidding process.

          SECTION 2.17. Amendment to Section 9.06 of each of the Series 1996-1, Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1998-1,
Series 1999-1, Series 1999-2, and Series 2000-1 Supplements. Section 9.06 of each of the Series 1996-1, Series 1997-1, Series 1997-2, Series 1997-3, Series 1997-4, Series 1998-1, Series 1999-1, Series 1999-2, and Series 2000-1
Supplements is amended by adding the following proviso at the end of Section
9.06:

     ; provided, however, that this Supplement will not be so amended to provide that the Trust shall enter into a swap agreement if such amendment would impair the Trust's status as a qualified special purpose entity for accounting purposes.

          SECTION 2.18. Amendment to Section 11.06 of the Series 1993-3 Supplement. Section 11.06 of the Series 1993-3 Supplement is amended by adding the following proviso at the end of Section 11.06:

     ; provided, however, that this Supplement will not be so amended to provide that the Trust shall enter into a swap agreement if such amendment would impair the Trust's status as a qualified special purpose entity for accounting purposes.

                                  ARTICLE III

                                 MISCELLANEOUS

          SECTION 3.01. Ratification of Supplements. As amended by this Amendment, the Supplements are in all respects ratified and confirmed and each Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

          SECTION 3.02. Amendment. The Supplements may be amended from time to time only if the conditions set forth in Section 13.01 of the Agreement are satisfied.

          SECTION 3.03. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          SECTION 3.04. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 3.05. Amendment Number. This Amendment shall constitute Amendment No. 3 to the Second Amended and Restated Series 1993-3 Supplement, Amendment No. 2 to the Series 1998-1 Supplement, and Amendment No. 1 to each of the Series 1996-1 Supplement, Series 1997-1 Supplement, Series 1997-2 Supplement, Series 1997-3 Supplement, Series 1997-4 Supplement, Series 1999-1 Supplement Series 1999-2 Supplement, Series 2000-1 Supplement, Series 2000-2 Supplement, and Series 2000-3 Supplement.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                              PROVIDIAN NATIONAL BANK,
                                              Seller and Servicer,


                                              By: /s/ Michael K. Riley
                                                  -----------------------------
                                                 Name: Michael K. Riley
                                                 Title: Vice President

                                              BANKERS TRUST COMPANY,
                                              Trustee,


                                              By: /s/ Peter Becker
                                                  -----------------------------
                                                 Name: Peter Becker
                                                 Title: Assistant Vice President